Exhibit (n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form N-2 of our reports dated February 28, 2017 relating to the consolidated financial statements and financial statement schedules of TCP Capital Corp. and the effectiveness of TCP Capital Corp.’s internal control over financial reporting, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated March 15, 2017, relating to the Senior Securities table of TCP Capital Corp. appearing elsewhere in this Registration Statement.

We also consent to the use in this registration statement on Form N-2 of our report dated February 28, 2017 relating to the consolidated financial statements and financial statement schedules of Special Value Continuation Partners, LP, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings “Selected Financial Data”, “Senior Securities”, “Independent Registered Public Accounting Firm”, “Index to Financial Statements”, and “Part C — Other Information” in such Prospectus.

/s/ Deloitte & Touche LLP

Los Angeles, California

April 28, 2017